AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                          TRANSEASTERN PROPERTIES, INC.

                   PURSUANT TO SECTIONS 607.1006 AND 607.1007
                     OF THE FLORIDA BUSINESS CORPORATION ACT

                  Transeastern Properties, Inc., a Florida corporation (the "Corporation"), hereby certifies that these Amended and Restated Articles of Incorporation were duly adopted by the shareholders of the Corporation entitled to vote thereon by written consent without a meeting, pursuant to Section
607.0704 of the Florida Business Corporation Act, on October 3, 1996.

                          ARTICLE I - NAME AND ADDRESS

         The name of this corporation is Transeastern Properties, Inc. (the "Corporation"). The address of the principal office and the mailing address of this Corporation is 3300 University Drive, Suite 001, Coral Springs, Florida 33065.

                              ARTICLE II - PURPOSE

         This Corporation is organized for the purpose of transacting any and all lawful business for corporations organized under the Florida Business Corporation Act.

                           ARTICLE III - CAPITAL STOCK

         3.1 AUTHORIZED CAPITAL STOCK. The aggregate number of shares which this Corporation shall have authority to issue is one hundred twenty million (120,000,000) shares, consisting of (a) one hundred million (100,000,000) shares of Common Stock, par value $0.01 per share (the "Common Stock"); and (b) twenty million (20,000,000) shares of preferred stock, par value $.01 per share (the "Preferred Stock"), issuable in one or more series as hereinafter provided.

         3.2 TERMS OF PREFERRED STOCK. Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized, by resolution adopted and


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filed in accordance with law, to provide for the issue of such series of shares of Preferred Stock. Each series of shares of Preferred Stock (a) may have such voting powers, full or limited, or may be without voting powers; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (e) may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation or such other corporation or other entity at such price or prices or at such rates of exchange and with such adjustments; (f) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts; (g) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding shares of the Corporation; and (h) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, in each case as shall be stated in said resolution or resolutions providing for the issue of such shares of Preferred Stock. Shares of Preferred Stock of any series that have been redeemed or repurchased by the Corporation (whether through the operation of a sinking fund or otherwise) or that, if convertible or exchangeable, have been converted or exchanged in accordance with their terms shall be retired and have the status of authorized and unissued shares of Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may, upon the filing of an appropriate certificate with the Secretary of

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State of the State of Florida be reissued as part of a new series of shares of
Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of shares of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of shares of Preferred Stock.

                    ARTICLE IV - REGISTERED OFFICE AND AGENT

         The street address of the registered office of this Corporation and the name of the registered agent of this Corporation at such office are:

         NAME                                     ADDRESS
         ----                                     -------
     CSC Network                              1201 Hays Street
                                        Tallahassee, Florida  32301

                  ARTICLE V - SPECIAL MEETINGS OF SHAREHOLDERS

         The shareholders of this Corporation may only call a special meeting of shareholders if the holders of at least 50% of the voting power of all of the shares of the capital stock of the Corporation all of the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to this Corporation's secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

                         ARTICLE VI - BOARD OF DIRECTORS

         6.1 FUNCTION. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors. Directors must be natural persons who are at least 18 years of age but need not be residents of Florida or shareholders of the Corporation.

         6.2  NUMBER OF DIRECTORS.

                 (i) The Board of Directors of the Corporation shall consist of not less than four persons, the exact number to be determined from time to time by resolution adopted

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by the affirmative vote of a majority of all directors of the Corporation then holding office at any special or regular meeting. Any such resolution increasing or decreasing the number of directors shall have the effect of creating or eliminating a vacancy or vacancies, as the case may be, provided that no such resolution shall reduce the number of directors below the number then holding office and provided further that no such resolution may increase or decrease the number of directors by more than 30% of the number of directors last approved by the shareholders at any special or annual meeting of the shareholders of the Corporation.

         (ii) Commencing with the first annual meeting of shareholders of the Corporation following the consummation of the initial offering and sale by the Corporation of shares of its common stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, the Board of Directors shall be divided into three (3) classes; designated Class I, Class II and Class III, with each class having as nearly an equal number of directors as possible. At the annual meeting, directors of Class I shall be initially elected to hold office for a one-year term, directors of Class II shall be initially elected to hold office for a two-year term, and directors of Class III shall be initially elected to hold office for a three-year term with each director in each class to hold office until his successor is elected and qualified, or until his earlier resignation, removal from office or death. At each succeeding annual meeting of shareholders beginning at the annual meeting after such first meeting, the successors of the class of directors whose term expires at the meeting will be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election or until their successors are duly elected and qualified. The original allocation among the three classes of directors elected at such first annual meeting shall be determined by a resolution of the Board of Directors.

         6.3 ELECTION OF DIRECTORS. Directors shall be elected at the annual meeting of shareholders, but when the annual meeting is not held or directors are not elected thereat, they

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may be elected at a special meeting called and held for that purpose. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

         6.4 VACANCIES. Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled only by the Board of Directors (and not by the shareholders), by resolution adopted by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors; provided, however, that if not so filled, any such vacancy shall be filled by the shareholders at the next annual meeting or at a special meeting called for that purpose. Any director so elected or appointed shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred, as the case may be, and until such director's successor is elected and qualified.

         6.5 REMOVAL OF DIRECTORS. At a meeting of shareholders, any director or the entire Board of Directors may be removed, solely with cause and provided the notice of the meeting states that one of the purposes of the meeting is the removal of the director. A director may be removed only if the number of votes cast to remove him constitutes at least 66 2/3% of the voting power of all of the shares of capital stock then entitled to vote generally in the election of directors, voting together as a single class. For purposes of this Section 6.5 of Article VI, "cause" shall mean the failure of a director to substantially perform such director's duties to the Corporation (other than any such failure resulting from incapacity due to physical or mental illness) or the willful engaging by a director in gross misconduct injurious to the Corporation.

                          ARTICLE VII - INDEMNIFICATION

         This Corporation shall indemnify any director, or any former director of this Corporation, to the fullest extent permitted by law.

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                              ARTICLE VIII - BYLAWS

         The Bylaws of the Corporation may be altered, amended or repealed, and new Bylaws adopted, by the affirmative vote of at least a majority of the members of the Board of Directors then in office or by the affirmative vote of the holders of not less than 66 2/3% of the voting power of all shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting as a single class.

               ARTICLE IX - AMENDMENT OF ARTICLES OF INCORPORATION

         The Corporation hereby reserves the right from time to time to amend, alter, change or repeal any provision contained in these Articles of Incorporation in any manner permitted by law and all rights and powers conferred upon shareholders, directors and officers herein are granted subject to this reservation. In addition to any vote otherwise required by law, any such amendment, alteration, change or repeal shall require approval of both (a) the Board of Directors by the affirmative vote of a majority of the members then in office and (b) the holders of a majority of the voting power of all the shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class; provided, however, that any proposal to amend, alter, change or repeal the provisions of Article VI and this
Article IX shall require the affirmative vote of the holders of at least 66 2/3% of the voting power of all the shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

         IN WITNESS WHEREOF, the undersigned has executed these Amended and Restated Articles of Incorporation on October 4, 1996.

                                        ___________________________________
                                        Arthur Falcone,
                                        President and Chairman of the Board



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                            ACCEPTANCE OF APPOINTMENT

                                       OF

                                REGISTERED AGENT

         I hereby accept the appointment as registered agent contained in the foregoing Articles of Incorporation and state that I am familiar with and accept the obligations of Section 607.0501 of the Florida Statutes.

                                     By:__________________________________
                                     Its Agent:___________________________
                                     As Registered Agent:_________________



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